                                                                    EXHIBIT 10.1

               SETTLEMENT AGREEMENT AND FULL AND COMPLETE RELEASE

     This Settlement Agreement and Full and Complete Release (the "Agreement"), dated June 24, 1999, is made and entered into by and among James F. Thacker ("Thacker"), Alyson T. Stinson, Carol T. Shumaker, Lori T. Caudill, William J. Dezonia, the James F. Thacker Retained Annuity Trust, and the Paulanne H. Thacker Retained Annuity Trust (collectively the "MMS Shareholders"), on the one hand, and Medaphis Corporation, a Delaware corporation (including its present and former directors, officers, employees, agents, attorneys, and advisors) ("Medaphis"), on the other, in connection with the settlement (the "Settlement", as described and defined more fully below) of the claims described below. The MMS Shareholders and Medaphis are sometimes referred to hereinafter collectively as the "Parties".

                                 INTRODUCTION:

     WHEREAS, Medaphis acquired Medical Management Sciences, Inc. ("MMS") pursuant to the terms of a Merger Agreement dated as of December 29, 1995 (the "Merger Agreement"), in a tax-free merger in which all of the shareholders of MMS received shares of the Common Stock of Medaphis in exchange for their shares of MMS (the "Merger");

     WHEREAS, in connection with the closing of the Merger, Medaphis and certain of the MMS Shareholders entered into an Indemnification Agreement dated as of December 29, 1995 (the "Indemnification Agreement") relating to the agreements by Medaphis and certain of the MMS Shareholders to provide certain indemnification rights to each other in respect to losses, costs, expenses, and other damages (including, but not limited to, attorneys' fees and expenses) sustained as a result of a breach by the Parties of certain of their representations, warranties, and covenants contained in the Merger Agreement or in any MMS Ancillary Documents or Medaphis Ancillary Documents (as such terms are defined in the Indemnification Agreement), as the case may be, or any
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fraud, willful misconduct, bad faith, or intentional breach of any representation, warranty, covenant, or agreement made by the signing parties, all as more fully described in the Indemnification Agreement;

     WHEREAS, Medaphis has sought indemnification from the MMS Shareholders for, among other things, attorneys' fees and expenses arising out of or related to a lawsuit known as Medical Billing, Inc. v. Medical Management Sciences, Inc., et al., (N.D. Ohio) Case No. 1:94-CV-1567, and the related spoliation suit known as Medical Billing, Inc., and Reich, Seidelmann & Janicki v. Medical Management Sciences, Inc., et al., (N.D. Ohio) Case No. 1:96-CV-1015 (collectively the "Cleveland Matters");

     WHEREAS, the MMS Shareholders have asserted claims against Medaphis under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and related common law and state statutory claims, for alleged damages that relate to or arise out of certain alleged breaches in the representations and warranties of Medaphis contained in the Merger Agreement, certain alleged material misstatements and omissions in the Registration Statement/Prospectus delivered in connection with the Merger, and certain other acts or omissions of Medaphis in connection with the Merger, the Merger Agreement, and the Registration Rights Agreement incorporated into the Merger Agreement;

     WHEREAS, Medaphis has denied all liability and has raised counterclaims against certain of the MMS Shareholders arising out of or relating to the Merger and the Indemnification Agreement;

     WHEREAS, the MMS Shareholders have denied all liability; and

     WHEREAS, the Parties now desire to settle their differences arising out of the above-referenced facts and the Merger.
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                                   AGREEMENT:

     NOW, THEREFORE, IT IS HEREBY AGREED by and among the Parties that the Released Claims (as defined below) are finally and fully compromised and settled, as follows:

     1.0 The Settlement Consideration.

         1.1 The Settlement Shares and Settlement Warrants. Medaphis shall deliver an aggregate Five Hundred Thousand (500,000) shares (the "Settlement Shares") of Medaphis Common Voting Stock, par value $.01 per share ("Common Stock"), and warrants to purchase an additional Five Hundred Thousand (500,000) shares of Medaphis Common Voting Stock at a strike price equal to the closing price per share of Medaphis common stock on the date that the parties execute this agreement for a five-year period from the date of issuance, which warrants shall contain other terms and conditions customary for securities of that type ("Settlement Warrants"), to the MMS Shareholders in accordance with the percentages set forth on Schedule A hereto, subject to and in accordance with the provisions set forth herein. Should any change be made to the capital stock of Medaphis prior to the Closing (as defined below) by reason of any of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the receipt of consideration by Medaphis, or should any record date be set with respect to such a matter on a date prior to the date of Closing, appropriate adjustments shall be made to the number of Settlement Shares in order to prevent the dilution or enlargement of the numbers of shares as a proportion of the outstanding capital stock of Medaphis. In the case of (i) any merger or consolidation in which securities possessing more than 50% of the total combined voting power of Medaphis' outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer, or other disposition of all or substantially all of Medaphis' assets (each of 1.1(i) and (ii) being referred to as a "Corporate Transaction"),
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in each case prior to the date on which the Settlement Shares or Settlement
Warrants have been issued occurring prior to Closing, or for which any record date shall have been set prior to Closing, the MMS Shareholders shall thereafter be entitled to receive the numbers of shares of stock or other securities or other property (including cash) to which a holder of the Settlement Shares or Settlement Warrants (as adjusted in the manner provided herein) would be entitled to receive if all of the Settlement Shares or Settlement Warrants had been issued on the record date of such Corporate Transaction. The MMS Shareholders assume all market risk with respect to the Settlement Shares and Settlement Warrants.

         1.2 The Settlement Consulting Agreement. Medaphis shall enter into a mutually agreeable consulting agreement with Providence Management Corp. ("Providence"), pursuant to which Providence will be paid Three Hundred Thousand dollars ($300,000) upon execution of such consulting agreement and an additional One Hundred Fifty Thousand dollars ($150,000) per year, payable monthly, for a period of five years in exchange for Thacker's performance, on behalf of Providence, of such consulting services with respect to the MMS system and Medaphis' practice management and billing and accounts receivable services to physicians, including radiologists and radiation oncologists, as he may be called upon by Medaphis to perform. The consulting agreement shall contain a suitable provision barring Providence and its employees, including but not limited to Thacker, from soliciting customers or employees of Medaphis. In connection with such Agreement, Medaphis agrees to pay Providence's reasonable and necessary business expenses incurred in connection with the consulting services. Upon a change of control of Medaphis, before the end of Providence's five year consulting agreement, Medaphis shall pay Providence the remaining unpaid monthly payments for the duration of such consulting agreement, if any, in one lump sum payment. Neither Providence nor Thacker will be considered a Medaphis employee but
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rather an independent contractor, in connection with the performance under such consulting agreement.

         1.3 Medaphis' Retention of Rights in the Hahn, Loeser & Parks
Matter. At the signing of this Agreement, Medaphis shall pay to the MMS Shareholders (in amounts set forth on Schedule A hereto) an additional Three Hundred Seventy- Five Thousand Dollars ($375,000) in connection with any potential malpractice claim against Hahn, Loeser, & Parks ("HLP") arising from or related to HLP's representation of the MMS Shareholders during the Cleveland Matters; provided, however, that Medaphis shall retain the right to any consideration received either by settlement or judgment from HLP. Moreover, Medaphis shall have the sole control and discretion (a) to enter into any settlement with HLP and (b) to decide what the terms and conditions of any such settlement shall be, so long as such terms and conditions place or impose no liabilities on the MMS Shareholders; and provided, further, that the MMS Shareholders shall consent to and sign or execute any document or documents necessary to effectuate such settlement.

         1.4 MMS Release from the Indemnification Agreement. In addition to the release set forth below, the MMS Shareholders shall be released from any claim for indemnification arising under or related to the Indemnification Agreement dated December 29, 1995 entered into in connection with the Merger ("Indemnification Agreement"), including without limitation, any claim based upon the Cleveland Matters; provided, however, that Medaphis shall retain the right to receive any recovery that Thacker or the MMS Shareholders may receive from the Cleveland Matters; and provided, further, that Thacker agrees to cooperate fully with Medaphis in the resolution of the Cleveland Matters and further acknowledges and agrees that Medaphis has complete control over the resolution of the Cleveland Matters.

         1.5 Dismissal of Pending Litigation. Medaphis and the MMS Shareholders shall cause the litigation known as James F. Thacker, et. al., v. Medaphis
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Corporation and Randolph Brown, (S.D.N.Y.) 97 CIV 2849 (WHP) (the "Litigation")
to be dismissed with prejudice as to all claims and counterclaims.

         1.6 The Settlement Consideration. The "Settlement Consideration" shall be the Settlement Shares, the Settlement Warrants, the Settlement Consulting Agreement, and the other agreements contained in paragraphs 1.1 through 1.5 of this Agreement.

     2.0 Releases.

         2.1 General Release by the MMS Shareholders. Upon the occurrence of the Closing, each of the MMS Shareholders, severally, on behalf of himself, herself, or itself, and for each and all of his, hers, or its respective partners subsidiaries, affiliates (as defined in SEC Rule 12b-2), associates (as defined in SEC Rule 12b-2), successors, assigns, heirs, and others claiming through or under him, her, or it, shall have and shall hereby be deemed to have, fully, finally, and forever released, relinquished, and discharged all "MMS Shareholder Released Claims" (as defined below) against the "Medaphis Released Persons" (as defined below).

             (1) "MMS Shareholder Released Claims" collectively means all claims, demands, rights, liabilities, and causes of action, known or unknown, accrued or unaccrued, fixed or contingent, direct or derivative, individual or representative, of every nature and description whatsoever, of the MMS Shareholders against Medaphis from the beginning of time to the date of this Agreement, including, without limitation, all claims that are asserted or that could have been asserted by the MMS Shareholders arising out of or relating to the purchase, sale, or ownership of Medaphis Common Stock, options, or other Medaphis securities, or pursuant to or in connection with the Merger, or arising out of or relating to any of the claimed acts, omissions, misrepresentations, facts, events, matters, transactions, or occurrences referred to in the recitals to this Agreement or as alleged in 1996 Medaphis Corporation Securities Litigation, (N.D. Ga.), Civil Action No. 1:96-CV-2088-TWT, and James F. Thacker, et. al., v. Medaphis Corporation
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and Randolph G. Brown, (S.D.N.Y.), Civil Action No. 97 Civ. 2849 (WHP) ("Thacker
Litigation"), including, without limitation, any of Medaphis' restatements of any of its financial statements, excepting from such release only those rights and obligations created or preserved by this Agreement.

             (2) "Medaphis Released Persons" means Medaphis and each of its respective past or present directors; employees; partners; principals; agents; underwriters; issuers; insurers; con-insurers; reinsurers; shareholders; attorneys (including, without limitation, King & Spalding; Skadden Arps, Slate, Meager & Flom LLP; Paul, Hastings, Janofsky & Walker; and any present and former partners or employees thereof); accountants; investment bankers; advisors; securities analysts; brokerage firms; personal representatives; predecessors; successors; parents; subsidiaries; divisions; assigns; spouses; heirs; associates (as defined by SEC Rule 12b-2); affiliates (as defined by SEC Rule 12b-2) and any members of their immediate families; any person, firm, trust, corporation, officer, director, or other individual or entity in which any of the above persons has a controlling interest, or which is related to or affiliated with any of the above persons; or any trust of which any of the above persons is the settlor or which is for the benefit of any of the above persons and/or member(s) of his family; and any individual, group, or entity who directly or indirectly participated in the dissemination of information about Medaphis or who directly or indirectly is responsible for any of the damages alleged by the MMS Shareholders, including, without limitation, any securities analysts or brokerage firms.

         2.2 General Release by Medaphis. Upon Closing, Medaphis, on behalf of itself and for each and all of its respective subsidiaries, affiliates, (as defined in SEC Rule 12b-2), associates (as defined in SEC Rule 12b-2), successors, assigns, and others claiming through or under it, shall have and shall hereby be deemed to have, fully, finally, and forever released, relinquished, and discharged all "Medaphis Released
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Claims" (as defined below) against the "MMS Shareholder Released Persons" (as defined below).

             (1) "Medaphis Released Claims" collectively means all claims, demands, rights, liabilities, and causes of action, known or unknown, accrued or unaccrued, fixed or contingent, direct or derivative, individual or representative, of every nature and description whatsoever, from the beginning of time down to the date of this Agreement, including without limitation: all claims that Medaphis has or could assert against Thacker under the non-compete agreement that Thacker entered into in connection with the Merger; all claims that are asserted or that could have been asserted by Medaphis arising out of or relating to the Merger; all claims that are asserted or could have been asserted by Medaphis arising out of the Registration Rights Agreement incorporated in the Merger Agreement; all claims that are asserted or could have been asserted by Medaphis arising out of the Indemnification Agreement dated December 29, 1995 entered into in connection with the Merger; and all claims for indemnification that are asserted or could have been asserted by Medaphis as a result of the litigation known as Medical Billing, Inc. v. Medical Management Sciences, Inc., et al., (N.D. Ohio), Case No. 1:94-CV-1567 and the related spoliation suit known as Medical Billing, Inc., and Reich, Seidelmann & Janicki v. Medical Management Sciences, Inc., et al., (N.D. Ohio), Case No. 1:96-CV-1015 (the "Cleveland Matters"); excepting therefrom only those rights and obligations created or preserved by this Agreement; provided, however, that Medaphis shall retain the right to receive any recovery that Thacker or the MMS Shareholders may receive from the Cleveland Matter.

             (2) "MMS Shareholder Released Persons" means each of the MMS Shareholders and each of his, hers, or its respective past or present directors, officers, employees, partners, principals, agents, underwriters, issuers, insurers, co- insurers, reinsurers, shareholders, attorneys, (including, without limitation Howard, Smith & Levin LLP; and any present or former partners or employees of the foregoing firm),
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accountants, investment bankers, advisors, securities analysts, brokerage firms, predecessors, successors, parents, subsidiaries, divisions, assigns, associates (as defined by SEC Rule 12b-2), and affiliates (as defined by SEC Rule 12b-2).

             2.3 Released Claims. The Medaphis Released Claims, as defined in paragraph 2.2 (a) of this Agreement, and the MMS Shareholder Released Claims, as defined in paragraph 2.1 (a) of this Agreement, sometimes are referred to collectively as the "Released Claims".

             2.4 California Civil Code.

                 Effective as of the Closing and the giving of the releases described above, the Parties knowingly, voluntarily, and expressly waive and relinquish any and all rights that they may have under Section 1542 of the California Civil Code, or any similar provision or law of any jurisdiction or any similar or analogous principle of common law. California Civil Code Section 1542 provides:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

            3.0 Registration of Settlement Shares

            3.1 Resale Registration Statement. Medaphis shall prepare and file with the Securities and Exchange Commission (the "Commission") as soon as practicable after the date hereof a registration statement (the "Registration Statement) on Form S-3 or other available form with respect to resale of the Settlement Shares by the MMS Shareholders and shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as promptly as practicable thereafter. Medaphis and each of the MMS Shareholders will cooperate in the preparation of the Registration Statement for the Settlement Shares and will furnish each other with all information concerning themselves, and such other matters as may be reasonably necessary or advisable for the Registration Statement, filings under the state securities laws, and any other statement or application made by or on behalf of Medaphis or any of the MMS Shareholders to any governmental body in connection with this Settlement Agreement and the transactions contemplated hereby. Medaphis shall provide a reasonable opportunity for the MMS Shareholders to review a draft of the Registration Statement, and any amendment or supplement thereto, and to correct any information with respect to the MMS Shareholders prior to the time the Registration Statement is filed with the Commission. Medaphis agrees to maintain the effectiveness of the Registration Statement from the date on which the Commission declares the Registration Statement to be effective through the first to occur of (i) the first anniversary of the Closing and the effectiveness of the respective releases provided under Section 2.0; (ii) the date on which each of the MMS Shareholders is no longer subject to any restriction on resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"); and
(iii) the date on which each of the MMS Shareholders shall have sold all of the Settlement Shares held by such person. Notwithstanding the preceding sentence, if the Board of Directors of Medaphis determines in good faith that it is in the best interests of the stockholders of Medaphis not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance, financing transaction, or other pending material event involving Medaphis, Medaphis, by written notice to the MMS Shareholders, may suspend the rights of the MMS Shareholders to make sales pursuant to the Registration Statement; provided that such period of suspension shall not exceed forty-five
(45) days during the period in which the Registration Statement is required to remain effective as provided herein. In addition to the foregoing, in connection with the preparation, filing, and effectiveness of the Registration Statement, Medaphis will:

                 (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for such period as may be required hereunder, and in each case to comply with provisions of the Securities Act with respect to the disposition of the Settlement Shares during such period in accordance with the intended methods of distribution by the MMS Shareholders set forth in the Registration Statement;

                  (b) furnish the MMS Shareholders such number of copies of the Registration Statement, each amendment and supplement thereto, in each case including all exhibits, the prospectus included in the Registration Statement, and such other documents as the MMS Shareholders may reasonably request in order to facilitate the disposition of the Settlement Shares by the MMS Shareholders;

                  (c) use its reasonable best efforts to register or qualify the Settlement Shares under such other securities or blue sky laws of such jurisdictions within the United States as the MMS Shareholders reasonably requests to keep such registration or qualification in effect for as long as the Registration Statement is in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable the MMS Shareholders to consummate the disposition in such jurisdictions of the Settlement Shares then held or owned by the MMS Shareholders;

                  (d) at any time when a prospectus relating to the resale of Settlement Shares is required to be delivered under the Securities Act, to notify the MMS Shareholders of the happening of any event as a result of which the prospectus contained in the Registration Statement contains an untrue statement of material fact or omits any facts necessary to make the statements therein not misleading, and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Settlement Shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which statements were made, not misleading;

                  (e) If the Registration Statement has been filed on Form S-3 or any other available form promulgated by the Commission permitting the incorporation of

Medaphis's Commission reports or other documents by reference, and if such short form thereafter becomes unavailable for use by Medaphis for any reason, Medaphis shall promptly as practicable thereafter take such steps as are necessary to convert the Registration Statement into a registration statement on Form S-1 or other available long form, including, but not limited to, by post-effective amendment, and shall use commercially reasonable efforts to cause such long-form registration statement to become effective as promptly as practicable thereafter and to otherwise comply with the provisions of this
Section 3.1.

         3.2 Exchange Act Reports. From and after the date hereof, and for so long as is necessary in order to permit the MMS Shareholders to sell the Settlement Shares pursuant to Rule 144 and to maintain the availability to Medaphis of Form S-3 or other available short-form registration statement permitting the incorporation of Medaphis's Commission reports or other documents by reference, Medaphis will file on a timely basis all reports and other documents required to be filed by it pursuant to the Securities Act, and the Exchange Act, including Section 13 or 15(d) thereof; and to furnish to any MMS Shareholder, so long as such MMS Shareholder owns any Settlement Shares, forthwith upon request (i) a written statement by Medaphis that it has complied with reporting requirements of Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be issued or resold pursuant to Form S-3 (or any other available short-form registration statement), (ii) a copy of the most recent annual or quarterly report of Medaphis and such other reports and documents so filed by Medaphis (including all exhibits), and (iii) such other information as may be reasonably requested in availing any MMS Shareholder of any rule or regulation of the Commission which permits the selling of any such securities of Medaphis without registration or pursuant to Form S-3 or other available short-form registration statement.

         3.3 Payment of Certain Expenses.

             (a) Registration Statement. Medaphis shall bear and pay all expenses incurred in connection with the preparation, filing, and maintenance of the Registration Statement provided for under Section 3.1, including, without limitation, all registration, filing, and qualification fees, printer and accounting fees, but excluding any underwriters' or brokers' discounts or commissions associated with the resale of the Settlement Shares, which discounts or commissions shall be borne by the MMS Shareholder incurring same;

             (b) Share Transfers and Opinions. If at any time after the one-year period specified in subsection (d)(1) of Rule 144, any MMS Shareholder shall not be an affiliate of Medaphis, Medaphis agrees (i) to cooperate with such MMS Shareholder in connection with the removal of legends placed on such MMS Shareholder's Settlement Shares pursuant to Section
         5.0 hereof, (ii) not to require legal opinions with respect to the transfer of such Settlement Shares after expiration of such one-year holding period (or if it does to issue or cause to be issued such opinion at its own expense), and (iii) to otherwise bear all expenses associated with reissuing such shares without legends or in connection with the issuance of any opinions requested by Medaphis or its transfer agent with respect to the transfer of such shares.

         4.0 Closing. The consummation of the transactions contemplated by the Agreement shall take place at the offices of King & Spalding, 191 Peachtree
Street, Atlanta, Georgia 30303, on June   , 1999, or such other date and place
as the parties shall agree (which time and place are designated as the "Closing").

         5.0 Acknowledgment, Representations and Warranties of MMS Shareholders. Each of the MMS Shareholders acknowledges that the issuance of the Settlement Shares will not be registered under the Securities Act, or any applicable state securities laws, in reliance upon exemptions from registration contained in the Securities Act and such state laws, and that Medaphis's reliance upon such exemptions is based in part upon each of the MMS Shareholder's representations, warranties, and agreements contained in this Agreement. Each Recipient acknowledges that, prior to the execution of this Agreement, such MMS Shareholder has had the opportunity to ask questions of and receive answers to obtain additional information from a representative of Medaphis concerning the financial and other affairs of Medaphis and the terms and conditions of the issuance of the Settlement Shares, and, to the extent such MMS Shareholder believes necessary in light of its personal knowledge of Medaphis' affairs, such MMS Shareholder has asked such questions and received satisfactory answers.

         Each of the MMS Shareholders further represents, warrants, and agrees as follows:

                  (a) Such MMS Shareholder shall not make any sale, transfer, or other disposition of the Settlement Shares without registration under the Securities Act and any applicable state securities laws unless an exemption from such registration is available and is complied with;

                  (b) such MMS Shareholder is familiar with the business in which Medaphis is engaged, and based upon its knowledge and experience in financial and business matters, such MMS Shareholder is familiar with the investments of the sort which he, she, or it is undertaking by receiving the Shares; such MMS Shareholder is fully aware of the problems and risks involved in making an investment of this type; and such MMS Shareholder is capable of evaluating the merits and risks of this investment;

          (c) that the investment which the MMS Shareholder is undertaking by receiving the Settlement Shares is in accord with the nature and size of such MMS Shareholder's present investments and net worth, and such MMS Shareholder is financially above to bear the economic risk of this investment;

          (d) that there will be placed on the certificates for the Settlement Shares, or any substitutions therefor, a legend stating in substance as follows:

             "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the issuer. In addition, these securities have not been registered or qualified under the securities laws of any state and may not be sold or transferred except in a transaction which is exempt under the applicable state securities laws or pursuant to an effective registration or qualification under such laws.";

          (e) that all information with respect to such MMS Shareholder contained in the Registration Statement and any prospectus used in connection therewith is true and correct in all material respects as of the date hereof; and

          (f) that such MMS Shareholder is an "accredited investor" as such term is defined in rule 501(a) under the Securities Act.

     6.0 Additional Agreements.

         6.1 Reservation of Shares. Subject to the following sentence, Medaphis will at all times reserve and keep available out its authorized but unissued shares of Medaphis Common Stock, solely for the purpose of satisfying its obligations hereunder, up to one million (1,000,000) shares of Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit Medaphis to perform its obligations hereunder, in addition to such other remedies as shall be available to the MMS Shareholders at law or in equity, Medaphis will use its reasonable best efforts to take such corporate action as is necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, using its reasonable best efforts to obtain the requisite stockholder approval of any necessary amendment to increase its authorized capital stock under its Certificate of Incorporation, as the same has been or may be amended from time to time.

         6.2 Public Announcements. Each of the MMS Shareholders and their counsel agree not to disclose the existence or terms of this Agreement to any person until after public disclosure of the settlement by Medaphis. Any subsequent public disclosure of the existence or terms of this Agreement by any of the MMS Shareholders or their counsel will be subject to Medaphis' prior review and consent, which consent will not be unreasonably withheld.

         6.3 Further Assurances. Each Party will diligently perform all acts, and execute and deliver all documents, reasonably necessary to effect all provisions of this Agreement.

         6.4 Tax Matters. The Parties agree that, for Federal and state income tax purposes, they will treat and report the issuance of the Settlement Shares, the Settlement Warrants, and the Settlement Consulting Agreement as additional consideration delivered to the MMS Shareholders in connection with the Merger, with no portion being treated or reported as imputed interest. The Parties further agree not to take any position inconsistent with such treatment before any taxing or other governmental authorities.

     7.0 Termination.

         7.1 Termination and Abandonment. This Agreement may be terminated at any time prior to Closing by written agreement among Medaphis and each of the MMS Shareholders.

         7.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and each party shall be returned to its position prior to entering into this Agreement. The Settlement Stock and Settlement Warrants shall be returned to Medaphis. Any Judgment or Order of Dismissal entered as a result of or in accordance with this Agreement shall be treated as vacated, nunc pro tunc, and the Parties shall be restored to their respective positions in the litigation.

     8.0 Miscellaneous Provisions.

         8.1 Cooperation and Intent. The Parties agree to the following:

             (1) That it is their intent to consummate this Agreement; and

             (2) That they agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and, subject to their fiduciary obligations, to exercise their reasonable best efforts to promptly accomplish the terms and conditions of this Agreement.

         8.2 No Admission of Liability. Neither this Agreement nor any act performed or document executed pursuant to or in furtherance of this Agreement or the Settlement:

             (a) Is or may be deemed to be, or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any alleged wrongdoing or liability of Medaphis, the Medaphis Released persons, the MMS Shareholders or the MMS Shareholder Released Persons or any of them; or

             (b) Is or may be deemed to be, or may be used as an admission of, or evidence of, any alleged fault or omission of Medaphis, any MMS Shareholder, any MMS Shareholder Released Persons or any Medaphis Released Persons, in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal, other than in such proceedings as may be necessary to consummate or enforce this Agreement, except that Medaphis, any MMS Shareholders, any MMS Shareholder Released Person, or any Medaphis Released persons, or any of them, may, upon at least five days prior written notice to the non-disclosing Parties, file the Agreement in any action that may be brought against them in order to support a claim, defense, or counterclaim based on principles of res judicata, collateral estoppel release, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar claim, defense, or counterclaim.

         8.3 Good Faith: Benefit of Counsel. Each of the Parties intend the Agreement to be final and complete resolution of all disputes asserted which could be asserted by such Party against Medaphis or any MMS Shareholders, as applicable, and the MMS Shareholder Released Persons or Medaphis Released Persons with respect to the Released Claims. The Parties agree that the amount paid and the other terms of the

Agreement were negotiated at arms' length in good faith by the Parties and reflect a Settlement that was reached voluntarily after consultation with experienced counsel.

         8.4 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and no representations, warranties, or inducements have been made to any Parties concerning the foregoing other than the representations, warranties, and covenants contained and memorialized in this Agreement. The Parties further agree, to the extent permitted by law, that all previous agreements that were made, if any, relating to the confidentiality of information and requirements for return or destruction of documents shall survive this Agreement.

         8.5 Ownership of Claims. Each of the Parties warrants and represents that: (i) such Party has not prior to the date hereof sold, transferred, conveyed, encumbered, or assigned any portion of such rights as are being settled and released in this Agreement; and (ii) such Party is the sole and exclusive holder of such rights.

         8.6 Counterparts. This Agreement may be executed in or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the Parties shall exchange among themselves original signed counterparts.

         8.7 Successor and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

         8.8 Governing Law. This Agreement shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Georgia, and the rights and obligations of the Parties to this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Georgia without giving effect to that state's choice of law or conflicts of law principles.

         8.9 Amendments; Waivers. This Agreement may be modified only by a written instrument signed by all the Parties hereto.

         8.10 Expenses. Medaphis and the MMS Shareholders will bear their own expenses with respect to the negotiation, execution, and delivery of the Agreement and the performance of their obligations hereunder, unless stated otherwise expressly herein.

         8.11 Headings. The headings of the several sections and subsections of this Agreement are for convenience or reference only and are not intended to supplement or change the terms of this Agreement.

         IN WITNESS WHEREOF, the undersigned Parties have executed this Settlement Agreement and Release effective as of the date first set forth above.



Dated: 6/24/99
-------------------------------------
MEDAPHIS CORPORATION

By:    /s/ RANDOLPH L. M. HUTTO
       ------------------------------
Name:  Randolph L. M. Hutto
       ------------------------------
Title: Executive Vice President
       ------------------------------


JAMES F. THACKER

/s/ JAMES F. THACKER
-------------------------------------


ALYSON T. STINSON

/s/ ALYSON T. STINSON
-------------------------------------



CAROL T. SHUMAKER
/s/ CAROL T. SHUMAKER
-------------------------------------

LORI T. CAUDILL


/s/ LORI T. CAUDILL
-------------------------------------



WILLIAM J. DEZONIA


/s/ WILLIAM J. DEZONIA
-------------------------------------



THE JAMES F. THACKER RETAINED ANNUITY TRUST


By:    /s/ JAMES F. THACKER
      -------------------------------------
Name: James F. Thacker
      -------------------------------------
Title: Trustee
      -------------------------------------



PAULANNE H. THACKER RETAINED ANNUITY TRUST


By: /s/ JAMES F. THACKER
      -------------------------------------
Name: James F. Thacker
      -------------------------------------
Title: Trustee
      -------------------------------------

                                   SCHEDULE A
                                       TO
               SETTLEMENT AGREEMENT AND FULL AND COMPLETE RELEASE

                                                   PERCENTAGE OF SHARES
  SHAREHOLDER                                           AND WARRANTS
  -----------                                      --------------------
James F. Thacker                                           50.858

James F. Thacker
Retained Annuity Trust                                     15.198

Paulanne H. Thacker
Retained Annuity Trust                                     15.198

Alyson T. Stinson                                           5.998

Carol T. Shumaker                                           5.998

Lori T. Caudill                                             5.998

William J. Dezonia                                          0.752